Exhibit 99.1

Bruker Corporation Reports Financial Results for the Second Quarter and First Half of 2012

BILLERICA, Mass., July 31, 2012 (BUSINESS WIRE)  —  Bruker Corporation (NASDAQ: BRKR) today reported financial results for the three and six months ended June 30, 2012.

Financial Results

In the second quarter of 2012, revenue was $420.7 million, an increase of 4.9% compared to revenue of $401.2 million in the second quarter of 2011.  Our organic revenue growth rate in the second quarter of 2012, after currency adjustments and excluding growth from acquisitions in the last twelve months, was 10.4% year-over-year.  GAAP operating income in the second quarter of 2012 was $22.1 million, compared to $38.7 million in the second quarter of 2011.  Adjusted operating income in the second quarter of 2012 was $33.0 million, compared to $50.3 million in the second quarter of 2011.  GAAP earnings per diluted share were $0.06, compared to $0.13 in the second quarter of 2011.  Adjusted earnings per diluted share in the second quarter of 2012 were $0.12, compared to $0.19 in the second quarter of 2011.  For more information about the adjusted financial measures used in this press release and a reconciliation of such measures to the most comparable GAAP financial measures, please see the attached tables.

For the six months ended June 30, 2012, revenue was $826.3 million, an increase of 9.0% compared to revenue of $758.2 million in the first half of 2011. Our organic revenue growth rate in the first half of 2012 was 12.0% year-over-year.  GAAP operating income for the first six months of 2012 was $56.5 million, compared to $64.4 million during the first six months of 2011.  Adjusted operating income for the first six months of 2012 was $76.6 million, compared to $86.1 million for the first six months of 2011.  GAAP earnings per diluted share for the first six months of 2012 were $0.15, compared to $0.20 in the first six months of 2011.  Adjusted earnings per diluted share were $0.26 for the first half of 2012, compared to $0.32 in the second half of 2011.

For the first half of 2012, Bruker’s cash flow provided by operations was $41.9 million, compared to cash used in operations of ($25.6) million in the first half of 2011.  As of June 30, 2012, Bruker had cash, cash equivalents and restricted cash of $243.6 million, and net debt of ($77.3) million.

Bruker Scientific Instruments (BSI) Segment

In the second quarter of 2012, BSI revenue was $397.0 million, an increase of 5.1% compared to revenue of $377.9 in the second quarter of 2011.  Second quarter 2012 BSI organic revenue growth was 10.2% year-over-year.  Adjusted operating income for the BSI segment in the second quarter of 2012 was $33.4 million, compared to $49.8 million in the second quarter of 2011.  Adjusted EPS for the BSI segment in the second quarter of 2012 was $0.12, compared to $0.19 in the second quarter of 2011.

For the six months ended June 30, 2012, BSI revenue was $775.1 million, an increase of 8.6% compared to revenue of $713.7 million in the first half of 2011.  First half 2012 BSI organic revenue growth was 11.2% year-over-year.  Adjusted operating income for the BSI segment for the first six months of 2012 was $77.1 million, compared to $87.5 million for the first six months of 2011.  Adjusted EPS for the BSI Segment for the first six months of 2012 was $0.26, compared to $0.34 for the first six months of 2011.

Bruker Energy & Supercon Technologies (BEST) Segment

In the second quarter of 2012, BEST revenue was $26.0 million, a decrease of 7.5% compared to $28.1 million in the second quarter of 2011, corresponding to organic revenue growth of 3.2% year-over-year.  Adjusted EPS for the BEST segment in the second quarter of 2012 was $0.00, compared to $0.00 in the second quarter of 2011.

For the six months ended June 30, 2012, revenue for BEST was $56.0 million, an increase of 7.5% compared to revenue of $52.1 million in the first half of 2011, or organic revenue growth of 15.7% year-over-year.  Adjusted EPS for the BEST segment for the first six months of 2012 was $0.00, compared to ($0.01) for the first six months of 2011.

Comment and Outlook

Frank Laukien, President and CEO of Bruker Corporation, commented: “Despite softening demand in some of our key end markets, particularly in Europe, we are pleased with our strong organic revenue growth in the first half of 2012.  Also, our backlog remained very healthy as of the end of the second quarter.  However, we are disappointed with our profitability in the second quarter of 2012.  Our profitability was adversely affected by insufficient backlog conversion, gross margin pressures and higher spending in certain businesses.  We remain committed to improving the profitability and cash flow of the company, and we are taking steps to evaluate and improve our cost structure, and to accelerate our backlog conversion.”

Charles Wagner, Chief Financial Officer of Bruker Corporation, added: “Given softening demand in certain key markets, and the lower than expected profitability of the company in the first six months of 2012, we are re-evaluating our business plans for the second half of 2012.  While some improvements to the company’s cost structure will be realized in the current year, other initiatives will require investment and time before they yield meaningful benefits.  Accordingly, we are reducing our previously announced 2012 financial goals.  In addition, we will provide an updated multi-year outlook in coming quarters.”

Updated Financial Goals for 2012

Bruker’s updated financial goals for the full year of 2012, which replace all previously announced goals, are:

•              Revenue of $1.70-$1.75 billion

•              Adjusted EPS of $0.65-$0.70

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including organic revenue growth, adjusted EPS, adjusted operating income, adjusted net income and adjusted operating margin, which exclude acquisition-related and restructuring and other charges. We exclude the above items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods. We believe that the use of non-GAAP measures helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company’s performance, especially when comparing such results to previous periods or forecasts.

For example:

We exclude certain acquisition-related charges or credits and associated tax effects, including charges for the sale of inventories revalued at the date of acquisition, significant transaction costs such as legal fees and credits associated with bargain purchases. We exclude these costs because we do not believe they are indicative of our normal operating costs.

We exclude charges and tax effects associated with restructuring and business divestiture activities, such as reducing overhead and consolidating facilities. We believe that the costs related to these restructuring and business divestiture activities are not indicative of our normal operating costs.

We exclude the expense and tax effects associated with the amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of 3 to 12 years. Exclusion of these non-cash amortization expenses allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses.

Bruker’s management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the company’s core operating performance and comparing such performance to that of prior periods and to the performance of our competitors.  Such measures are also used by management in their financial and operating decision-making and for compensation purposes.

The non-GAAP financial measures of Bruker’s results of operations included in this press release are not meant to be considered superior to or a substitute for Bruker’s results of operations prepared in accordance with GAAP.  Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying tables.

Definitions of Terms

Organic revenue growth is defined as revenue growth less the effects of changes in foreign currencies and the impact of acquisitions.

EARNINGS CONFERENCE CALL

Bruker Corporation will host an operator-assisted earnings conference call at 9:00 a.m. Eastern Daylight Time on Tuesday, July 31, 2012.  To listen to the webcast, investors can go to http://ir.bruker.com and click on the live web broadcast symbol.  The webcast will be available through the Company web site for 30 days.  Investors can also listen and participate on the telephone in the US and Canada by calling 800-688-0796, or +1-617-614-4070 outside the US and Canada.  Investors should refer to the Bruker Earnings Call.  A telephone replay of the conference call will be available one hour after the conference call by dialing 888-286-8010 in the US and Canada, or +1-617-801-6888 outside the US and Canada, and then entering replay pass code 75583008.  For more information, please visit http://ir.bruker.com

CAUTIONARY STATEMENT OF BRUKER CORPORATION

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including, but not limited to, risks and uncertainties relating to adverse changes in conditions in the global economy and volatility in the capital markets, the integration of businesses we have acquired or may acquire in the future, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing, competition, dependence on collaborative partners and key suppliers, capital spending and government funding policies, the outcome of any actions that may be taken by government agencies in connection with FCPA compliance matters we have disclosed to them, changes in governmental regulations, realization of anticipated benefits from economic stimulus programs, intellectual property rights, litigation, and exposure to foreign currency fluctuations and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2011, our most recent quarterly report on Form 10-Q and our current reports on Form 8-K. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share amounts)	2012	2011	2012	2011

Revenues	$420.7	$401.2	$826.3	$758.2
Cost of revenues	232.5	217.6	447.7	412.8

Gross profit	188.2	183.6	378.6	345.4

Operating Expenses:
Selling, general and administrative	110.6	98.2	215.0	187.5
Research and development	51.9	44.3	100.1	89.0
Other charges, net	3.6	2.4	7.0	4.5
Total operating expenses	166.1	144.9	322.1	281.0

Operating income	22.1	38.7	56.5	64.4

Interest and other income (expense), net	(2.8)	(5.7)	(10.3)	(10.7)

Income before income taxes and noncontrolling interest in consolidated subsidiaries	19.3	33.0	46.2	53.7
Income tax provision	9.4	10.4	21.2	19.4

Consolidated net income	9.9	22.6	25.0	34.3
Net income attributable to noncontrolling interests in consolidated subsidiaries	—	0.5	—	0.9
Net income attributable to Bruker Corporation	$9.9	$22.1	$25.0	$33.4

Net income per common share attributable to Bruker Corporation shareholders:
Basic and diluted	$0.06	$0.13	$0.15	$0.20

Weighted average common shares outstanding:
Basic	166.0	165.4	165.9	165.3
Diluted	167.1	167.3	167.0	167.0

Reconciliation of BSI and BEST reportable segments to the consolidated results of Bruker Corporation for the three and six months ended June 30, 2012 and 2011 (unaudited) (a) (b)

Segment Data

		Bruker
	Bruker	Energy &	Corporate,	Consolidated
	Scientific	Supercon	Adjustments	Bruker
(in millions, except per share amounts)	Instruments	Technologies	& Eliminations	Corporation

Three Months Ended June 30, 2012:

Revenue	$397.0	$26.0	$(2.3)	$420.7

Gross profit - GAAP (a)	$182.1	$6.3	$(0.2)	$188.2
Cost of revenues charges (c)	1.7	—	—	1.7
Amortization of acquisition-related intangible assets (d)	4.6	0.1	—	4.7
Gross profit - adjusted (b)	$188.4	$6.4	$(0.2)	$194.6
Gross profit margin - adjusted (b)	47.5%	24.6%		46.3%

Operating income (loss) - GAAP (a)	$23.2	$(0.7)	$(0.4)	$22.1
Cost of revenues charges (c)	1.7	—	—	1.7
Amortization of acquisition-related intangible assets (d)	5.5	0.1	—	5.6
Other charges (e)	3.0	0.6	—	3.6
Operating income (loss) - adjusted (b)	$33.4	$—	$(0.4)	$33.0
Operating margin - adjusted (b)	8.4%	0.0%		7.8%

Net income (loss) attributable to Bruker Corporation - GAAP (a)	$10.1	$0.2	$(0.4)	$9.9
Cost of revenues charges (c)	1.7	—	—	1.7
Amortization of acquisition-related intangible assets (d)	5.2	0.1	—	5.3
Other charges (e)	3.0	0.6	—	3.6
Net income (loss) attributable to Bruker Corporation - adjusted (b)	$20.0	$0.9	$(0.4)	$20.5

Diluted net income (loss) per common share attributable to Bruker Corporation - GAAP (a)	$0.06	$—	$—	$0.06
Cost of revenues charges (c)	0.01	—	—	0.01
Amortization of acquisition-related intangible assets (d)	0.03	—	—	0.03
Other charges (e)	0.02	—	—	0.02
Diluted net income (loss) per common share attributable to Bruker Corporation - adjusted (b)	$0.12	$—	$—	$0.12

Weighted average shares outstanding:	167.1	167.1	166.0	167.1

Three Months Ended June 30, 2011:

Revenue	$377.9	$28.1	$(4.8)	$401.2

Gross profit - GAAP (a)	$178.3	$5.3	$—	$183.6
Cost of revenues charges (c)	5.0	—	—	5.0
Amortization of acquisition-related intangible assets (d)	3.4	0.1	—	3.5
Gross profit - adjusted (b)	$186.7	$5.4	$—	$192.1
Gross profit margin - adjusted (b)	49.4%	19.2%		47.9%

Operating income (loss) - GAAP (a)	$38.3	$0.4	$—	$38.7
Cost of revenues charges (c)	5.0	—	—	5.0
Amortization of acquisition-related intangible assets (d)	4.1	0.1	—	4.2
Other charges (e)	2.4	—	—	2.4
Operating income (loss) - adjusted (b)	$49.8	$0.5	$—	$50.3
Operating margin - adjusted (b)	13.2%	1.8%		12.5%

Net income (loss) attributable to Bruker Corporation - GAAP (a)	$22.4	$(0.6)	$0.3	$22.1
Cost of revenues charges (c)	3.6	—	—	3.6
Amortization of acquisition-related intangible assets (d)	4.0	0.1	—	4.1
Other charges (e)	2.4	—	—	2.4
Net income (loss) attributable to Bruker Corporation - adjusted (b)	$32.4	$(0.5)	$0.3	$32.2

Diluted net income (loss) per common share attributable to Bruker Corporation - GAAP (a)	$0.13	$—	$—	$0.13
Cost of revenues charges (c)	0.02	—	—	0.02
Amortization of acquisition-related intangible assets (d)	0.02	—	—	0.02
Other charges (e)	0.02	—	—	0.02
Diluted net income (loss) per common share attributable to Bruker Corporation - adjusted (b)	$0.19	$—	$—	$0.19

Weighted average shares outstanding:	167.3	165.4	167.3	167.3

Segment Data

		Bruker
	Bruker	Energy &	Corporate,	Consolidated
	Scientific	Supercon	Adjustments	Bruker
(in millions, except per share amounts)	Instruments	Technologies	& Eliminations	Corporation

Six Months Ended June 30, 2012:

Revenue	$775.1	$56.0	$(4.8)	$826.3

Gross profit - GAAP (a)	$366.5	$12.8	$(0.7)	$378.6
Cost of revenues charges (c)	2.4	—	—	2.4
Amortization of acquisition-related intangible assets (d)	8.8	0.2	—	9.0
Gross profit - adjusted (b)	$377.7	$13.0	$(0.7)	$390.0
Gross profit margin - adjusted (b)	48.7%	23.2%		47.2%

Operating income (loss) - GAAP (a)	$58.3	$(1.0)	$(0.8)	$56.5
Cost of revenues charges (c)	2.4	—	—	2.4
Amortization of acquisition-related intangible assets (d)	10.5	0.2	—	10.7
Other charges (e)	5.9	1.1	—	7.0
Operating income (loss) - adjusted (b)	$77.1	$0.3	$(0.8)	$76.6
Operating margin - adjusted (b)	9.9%	0.5%		9.3%

Net income (loss) attributable to Bruker Corporation - GAAP (a)	$27.2	$(1.5)	$(0.7)	$25.0
Cost of revenues charges (c)	2.2	—	—	2.2
Amortization of acquisition-related intangible assets (d)	9.9	0.2	—	10.1
Other charges (e)	5.8	1.1	—	6.9
Net income (loss) attributable to Bruker Corporation - adjusted (b)	$45.1	$(0.2)	$(0.7)	$44.2

Diluted net income (loss) per common share attributable to Bruker Corporation - GAAP (a)	$0.16	$(0.01)	$—	$0.15
Cost of revenues charges (c)	0.01	—	—	0.01
Amortization of acquisition-related intangible assets (d)	0.06	—	—	0.06
Other charges (e)	0.03	0.01	—	0.04
Diluted net income (loss) per common share attributable to Bruker Corporation - adjusted (b)	$0.26	$—	$—	$0.26

Weighted average shares outstanding:	167.0	165.9	165.9	167.0

Six Months Ended June 30, 2011:

Revenue	$713.7	$52.1	$(7.6)	$758.2

Gross profit - GAAP (a)	$336.6	$10.1	$(1.3)	$345.4
Cost of revenues charges (c)	9.1	—	—	9.1
Amortization of acquisition-related intangible assets (d)	6.6	0.2	—	6.8
Gross profit - adjusted (b)	$352.3	$10.3	$(1.3)	$361.3
Gross profit margin - adjusted (b)	49.4%	19.8%		47.7%

Operating income (loss) - GAAP (a)	$66.0	$(0.3)	$(1.3)	$64.4
Cost of revenues charges (c)	9.1	—	—	9.1
Amortization of acquisition-related intangible assets (d)	7.9	0.2	—	8.1
Other charges (e)	4.5	—	—	4.5
Operating income (loss) - adjusted (b)	$87.5	$(0.1)	$(1.3)	$86.1
Operating margin - adjusted (b)	12.3%	(0.2)%		11.4%

Net income (loss) attributable to Bruker Corporation - GAAP (a)	$36.5	$(2.4)	$(0.7)	$33.4
Cost of revenues charges (c)	7.7	—	—	7.7
Amortization of acquisition-related intangible assets (d)	7.4	0.2	—	7.6
Other charges (e)	4.5	—	—	4.5
Net income (loss) attributable to Bruker Corporation - adjusted (b)	$56.1	$(2.2)	$(0.7)	$53.2

Diluted net income (loss) per common share attributable to Bruker Corporation - GAAP (a)	$0.22	$(0.01)	$(0.01)	$0.20
Cost of revenues charges (c)	0.05	—	—	0.05
Amortization of acquisition-related intangible assets (d)	0.04	—	—	0.04
Other charges (e)	0.03	—	—	0.03
Diluted net income (loss) per common share attributable to Bruker Corporation - adjusted (b)	$0.34	$(0.01)	$(0.01)	$0.32

Weighted average shares outstanding:	167.0	165.3	165.3	167.0

(a)          “GAAP” (reported) results were determined in accordance with U.S. generally accepted accounting principles (GAAP).

(b)         Adjusted results are non-GAAP measures and for income measures exclude certain charges to cost of revenues (see note c for details); amortization of acquisition-related intangible assets (see note d for details); restructuring and other charges (see note e for details); and the tax consequences of the preceding items.

(c)          Reported results in the three and six month periods ended June 30, 2012 and 2011 include charges for the sale of inventories and the depreciation of property, plant and equipment revalued at the date of acquisition as well as charges to cost of goods sold related to certain restructuring programs.

(d)         Reported results in the three and six month periods ended June 30, 2012 and 2011 include non-cash charges for the amortization of acquisition-related intangible assets.

(e)          Reported results in the three and six month periods ended June 30, 2012 and 2011 include certain fees associated with legal compliance and examinations, acquisition-related costs and other costs associated with the restructuring and relocation of certain operations.

The charges described in notes c, d and e have been tax effected using enacted tax rates in the jurisdiction in which the charge was recorded.

Bruker Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	June 30,	December 31,
(in millions)	2012	2011

ASSETS

Current assets:
Cash, cash equivalents and restricted cash	$243.6	$248.2
Accounts receivable, net	248.8	282.8
Inventories	620.3	576.2
Other current assets	99.4	86.9
Total current assets	1,212.1	1,194.1

Property, plant and equipment, net	259.1	249.0
Intangible and other long-term assets	278.9	267.4

Total assets	$1,750.1	$1,710.5

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings, including current portion of long-term debt	$77.6	$83.7
Accounts payable	77.4	72.3
Customer advances	287.3	268.6
Other current liabilities	309.6	331.2
Total current liabilities	751.9	755.8

Long-term debt	243.3	219.4
Other long-term liabilities	113.3	110.4

Total shareholders’ equity	641.6	624.9

Total liabilities and shareholders’ equity	$1,750.1	$1,710.5

FOR FURTHER INFORMATION:	Stacey Desrochers, Director of Investor Relations
Tel: +1 (978) 663-3660, ext. 1115
Email: stacey.desrochers@bruker.com